UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 30, 2013

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2013, SurModics, Inc. (the “Company”) and Southern Research Institute (“SRI”) entered into a settlement and release agreement (the “Settlement Agreement”) resolving the previously disclosed litigation relating to indemnification rights (the “Litigation”) under that certain Stock Purchase Agreement made effective on July 31, 2007 (the “Stock Purchase Agreement”) pursuant to which the Company acquired SurModics Pharmaceuticals, Inc. (formerly Brookwood Pharmaceuticals, Inc.) from SRI. As previously disclosed, SurModics Pharmaceuticals, Inc., was named as a defendant in litigation pending in Alabama between SRI and two of SRI’s former employees (the “Alabama Case”). In the Litigation, the Company sued SRI seeking a judicial declaration regarding the scope of the Company’s indemnification rights under the Stock Purchase Agreement, specifically with respect to the legal fees, costs and expenses that the Company has incurred in the past, and may incur in the future, in connection with the Alabama Case. Under the Settlement Agreement, SRI has agreed to (a) pay the Company $985,342 as reimbursement for past legal fees, costs and expenses that the Company has incurred in connection with the Alabama Case; (b) pay seventy-five percent (75%) of the future legal fees, costs and expenses that the Company may incur in connection with the Alabama Case that are not considered excessive; and (c) dismiss its pending appeal in the Litigation. SRI also agreed to release the Company from any and all claims specifically related to indemnification under the Stock Purchase Agreement for legal fees, costs and expenses that SRI has incurred, or will incur, in connection with the Alabama Case. Similarly, with certain exceptions relating to SRI’s obligations to make the payments described above, the Company agreed to release SRI from any and all claims specifically related to indemnification under the Stock Purchase Agreement for legal fees, costs and expenses that the Company has incurred, or will incur, in connection with the Alabama Case. The Settlement Agreement does not relate to claims for indemnification under the Stock Purchase Agreement for any substantive liability, judgment, or settlement in or related to the Alabama Case.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Joint Defense Privileged Settlement And Release Agreement dated July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: August 2, 2013	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Joint Defense Privileged Settlement And Release Agreement dated July 30, 2013